[logo]

                                    KELLWOOD

                                  NEWS RELEASE

FOR IMMEDIATE RELEASE

                KELLWOOD (NYSE:KWD) REPORTS THIRD QUARTER RESULTS
                       REGULAR QUARTERLY DIVIDEND DECLARED

ST. LOUIS, MO., December 2, 2004 - Kellwood Company reported operating results for the third quarter ended October 30, 2004, according to Hal J. Upbin, chairman and chief executive officer.

     Sales for the third quarter increased $73 million, or 11 percent to $717 million, versus $644 million last year due to a combination of organic growth of $44 million, and the acquisition of Phat Fashions and Phat Farm which provided $29 million of revenue. Phat Fashions and Phat Farm were acquired on February 3, 2004, and are being reported within the Men's Sportswear segment.

     The organic growth was primarily driven by the new marketing initiatives put in place during the last nine months of fiscal year 2003 including Calvin Klein(R), IZOD(R), and XOXO(R) women's sportswear, and Liz Claiborne(R) dresses and suits, which collectively provided $45 million of growth in the third quarter. This growth was partially offset by the planned elimination of certain low margin brands and programs, which reduced sales by $18 million. Sales growth of the remaining businesses in the third quarter was $17 million, or 3 percent.

     The year-to-year organic sales growth for the quarter came from the Women's Sportswear segment, up 4 percent, and the Men's Sportswear segment, up 15 percent, and Other Soft Goods up 3 percent.

     Net earnings from continuing operations in the third quarter decreased $2.5 million, or 8 percent, to $28.4 million, or $1.01 per diluted share, versus $30.9 million, or $1.13 per share last year. The drop in earnings was due to a
0.8 percentage point decrease in gross profit as a percent of sales due principally to higher seasonal markdowns, increased SG&A spending attendant with the new marketing initiatives and the acquisition of Phat Fashions and Phat Farm, and higher amortization expense.

     Kellwood ended the quarter with an exceptionally strong balance sheet with ample liquidity to fund acquisitions to enhance its diversification and capability to service the needs of the Company's customers.

                                     -MORE-

                                     [logo]

                                    KELLWOOD

ADD ONE

     Inventory and accounts receivable increased in the third quarter due principally to the acquisition of Phat Fashions and Phat Farm. We ended the quarter with 67 days supply of inventory, versus 68 days at the end of the third quarter last year.

     Sales for the first nine months grew by $138 million, or 8 percent to $1.963 billion, versus $1.825 billion last year. The increase came from organic growth of $83 million, or 5 percent, and $55 from the acquisition of Phat Fashions and Phat Farm made earlier this year. The increase in organic sales for the first three quarters came from a 7 percent increase in Women's Sportswear and a 10 percent increase in Men's Sportswear, partially offset by an 8 percent drop in sales of Other Soft Goods.

     Net earnings from continuing operations for the first nine months increased $3.8 million, or 6 percent, to $63.6 million, or $2.27 per share on a diluted basis, versus $59.8 million, or $2.22 per share last year. The strong growth in net earnings for the first nine months was driven by a 0.9 percentage point year-to-year improvement in gross profit as a percent of sales partially offset by higher SG&A spending from launching several new brands and the acquisition of Phat Fashions and Phat Farm, along with additional amortization expense.

     As Kellwood looks forward to the balance of the fiscal year, the Company expects to be on target with its guidance for sales and earnings provided on October 21. Sales in the fourth quarter are expected to increase 13-15 percent and be in the range of $600 million versus $521 million last year. Approximately 60 percent of the $80 million year-to-year increase in sales will come from the new marketing initiatives, and approximately 30 percent of the increase will come from the acquisition of Phat Fashions and Phat Farm with the balance coming from 1.5 to 2.0 percent growth in Kellwood's base business.

     Net earnings from continuing operations in the fourth quarter are forecasted to increase 7 percent, or $0.9 million, to $13.7 million, or $0.48 per diluted share versus $12.8 million, or $0.46 per share last year. It is significant to note that operating earnings (gross profit less SG&A expense) in the fourth quarter are forecasted to increase $6.5-$7.0 million, or approximately 28 percent versus last year. The strong year-to-year improvement in operating earnings is expected to be driven by the forecasted growth in sales and an anticipated improvement in gross profit as a percent of sales. The forecasted strong year-to-year growth in operating earnings for the fourth quarter will be partially offset by the one-time gain in other income/expense net reported last year, higher net interest expense from the issuance of a $200 million 3.5 percent convertible bond earlier in the year, and higher amortization of intangibles.

     For the fiscal year, which ends January 31, 2005, sales are expected to increase by 9.5 percent to approximately $2.57 billion versus $2.35 billion last year. Net earnings from continuing operations for the year are forecasted to be in the range of $77.5 million, or $2.75 per diluted share, versus $72.6 million, or $2.68 per share reported last year from continuing operations.

                                     -MORE-

                                     [logo]

                                    KELLWOOD

ADD TWO

     The Board of Directors declared a regular quarterly dividend of $0.16 per common share, payable December 24, 2004 to shareholders of record December 13, 2004.

     The Company will conduct a conference call on December 3 at 10:00 a.m. EST. Interested parties who wish to participate, may do so by dialing 617-614-3528 and entering participant code 66261254. The call will also be broadcast live over the Internet at www.Kellwood.com. Please go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software. An updated version of Kellwood's analyst presentation is available at www.Kellwood.com.

     Kellwood (NYSE:KWD), a $2.5 billion marketer of apparel and consumer soft goods. Kellwood specializes in branded as well as private label products, and markets to all channels of distribution with product specific to a particular channel. Kellwood brands include Phat Farm(R), Baby Phat(R), Sag Harbor(R), Koret(R), Jax(R), David Dart(R), Democracy(R), DorbyTM, My Michelle(R), Briggs New York(R), Northern Isles(R), David Brooks(R), Kelty(R), and Sierra Designs(R). Calvin Klein(R), XOXO(R), Liz Claiborne(R) Dresses and Suits, IZOD(R), Dockers(R), David MeisterTM, Gerber(R), Slates(R) and Bill Burns(R). are produced under licensing agreements. For more information, visit www.kellwood.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe", "expect", "will", "estimate", "project", "forecast", "should", "anticipate" and similar expressions may identify forward-looking statements. These forward-looking statements represent the Company's expectations concerning future events, are based on various assumptions and are subject to a number of risks and uncertainties. These risks include, without limitation: changes in the retail environment; an economic downturn in the retail market, including deflationary pressures; economic uncertainty due to the elimination of quotas on Chinese imports; a decline in the demand for the Company's products; the lack of customer acceptance of the Company's new designs and/or product lines; the increasingly competitive and consolidating retail environment; financial or operational difficulties of customers or suppliers; disruptions to transportation systems used by the Company or its suppliers; continued satisfactory relationships with licensees and licensors of trademarks and brands; ability to generate sufficient sales and profitability related to licenses containing minimum royalty payments; the economic impact of uncontrollable factors, such as terrorism and war; the effect of economic conditions and trade, legal social and economic risks (such as import, licensing and trade restrictions); stable governments and business conditions in the countries where the Company's products are manufactured; the impact of acquisition activity and the ability to effectively integrate acquired operations; and changes in the Company's strategies and expectations. These risks are more fully described in the Company's periodic filings with the SEC. Actual results could differ materially from those expressed or implied in forward-looking statements. The Company disclaims any obligation to publicly update or revise any of its forward-looking statements.

                                     -MORE-

                                     [logo]

                                    KELLWOOD

ADD THREE

KELLWOOD COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)
(Amounts in thousands, except per share data)


                                                         Three Months Ended                     Nine Months Ended
                                                   --------------------------------    ---------------------------------
                                                     10/30/2004       11/1/2003          10/30/2004         11/1/2003
                                                   ------------ -------------------    --------------    ---------------
Net sales by segment:
    Women's Sportswear                             $     413,522      $     396,118    $    1,171,054    $     1,098,104
    Men's Sportswear                                     205,978            153,884           473,748            379,302
    Other Soft Goods                                      97,294             94,129           318,563            347,931
                                                   -------------      -------------    --------------    ---------------

    Total net sales                                      716,794            644,131         1,963,365          1,825,337

Costs and expenses:
    Cost of products sold                                567,362            504,752         1,534,974          1,444,288
    Selling, general and
         administrative expenses                          97,785             84,477           304,019            263,176
    Amortization of intangible assets                      3,134              2,433            10,065              7,310
    Interest expense, net                                  6,429              6,451            19,469             18,805
    Other (income) and expense, net                       (1,039)               (88)           (1,912)               744
                                                   -------------      -------------    --------------    ---------------

Earnings before income taxes                              43,123             46,106            96,750             91,014

Income taxes                                              14,770             15,237            33,137             31,172
                                                   -------------      -------------    --------------    ---------------

Net earnings from continuing operations                   28,353             30,869            63,613             59,842

Net loss from discontinued
    operations, net of tax                                     -               (619)                -             (2,078)
                                                   --------------     -------------     -------------      --------------

Net earnings                                       $      28,353      $      30,250    $       63,613    $        57,764
                                                   =============      =============    ==============    ===============

Weighted average shares outstanding:
    Basic                                                 27,669             26,632            27,446             26,412
                                                   =============      =============    ==============    ===============
    Diluted                                               28,134             27,321            28,038             26,947
                                                   =============      =============    ==============    ===============


Earnings (loss) per share:
    Basic:
         Continuing operations                     $        1.02      $        1.16    $         2.32    $          2.27
         Discontinued operations                               -               (.02)                -              (.08)
                                                   -------------      -------------    --------------    --------------
         Net earnings                              $        1.02      $        1.14    $         2.32    $          2.19
                                                   =============      =============    ==============    ===============

    Diluted:
         Continuing operations                     $        1.01      $        1.13    $         2.27    $          2.22
         Discontinued operations                               -               (.02)                -              (.08)
                                                   -------------      -------------    --------------    --------------
         Net earnings                              $        1.01      $        1.11    $         2.27    $          2.14
                                                   =============      =============    ==============    ===============


                                     -MORE-

                                     [logo]

                                    KELLWOOD

ADD FOUR

KELLWOOD COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
(Amounts in thousands)


                                                                           As of
                                                           ------------------------------------
                                                              10/30/2004           11/1/2003
                                                           ----------------     ---------------
ASSETS
------
Current assets:
    Cash and cash equivalents                              $        208,913     $       124,187
    Receivables, net                                                443,790             381,682
    Inventories                                                     302,012             266,791
    Prepaid taxes and expenses                                       66,806              63,758
    Current assets of discontinued operations                             -              22,472
                                                           ----------------     ---------------

         Total current assets                                     1,021,521             858,890

Property, plant and equipment, net                                   97,548              94,445
Intangible assets, net                                              195,376             112,379
Goodwill                                                            212,412             163,037
Other assets                                                         34,897              32,197
Long-term assets of discontinued operations                               -               3,572
                                                           ----------------     ---------------
Total assets                                               $      1,561,754     $     1,264,520
                                                           ================     ================

LIABILITIES AND SHAREOWNERS' EQUITY
-----------------------------------
Current liabilities:
    Notes payable and current
         portion of long-term debt                         $            169     $        26,565
    Accounts payable                                                185,368             146,463
    Accrued expenses                                                110,331             103,302
    Current liabilities of discontinued operations                    1,457               9,096
                                                           ----------------     ---------------

         Total current liabilities                                  297,325             285,426

Long-term debt                                                      469,658             273,709
Deferred income taxes and other                                      76,458              69,412
Long-term liabilities of discontinued operations                          -               2,432
Shareowners' equity                                                 718,313             633,541
                                                           ----------------     ---------------
Total liabilities & shareowners' equity                    $      1,561,754     $     1,264,520
                                                           ================     ===============

                                     -MORE-

                                     [logo]

                                    KELLWOOD

ADD FIVE

Kellwood Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
(Amounts in thousands)


                                                                             Nine Months Ended
                                                                     ----------------------------------
                                                                       10/30/2004       11/1/2003
                                                                     --------------     ---------------
OPERATING ACTIVITIES
--------------------
Net earnings                                                         $       63,613     $        57,764

Add/(deduct) items not affecting operating cash flows:
    Depreciation and amortization                                            30,751              27,186
    Deferred income taxes and other                                           4,407              23,986

Changes in working capital components:
    Receivables, net                                                       (119,715)            (37,285)
    Inventories                                                              14,346              96,681
    Prepaid taxes and expenses                                                 (215)            (24,715)
    Accounts payable and accrued expenses                                     4,832             (80,005)
                                                                     --------------     ---------------
Net cash from operating activities                                           (1,981)             63,612
                                                                     --------------     ---------------

INVESTING ACTIVITIES
--------------------
    Additions to property, plant and equipment                              (19,903)            (15,048)
    Acquisitions, net of cash acquired                                     (144,722)           (134,527)
    Subordinated note receivable                                              1,375               1,374
    Dispositions of fixed assets                                                226               2,418
                                                                     --------------     ---------------

Net cash from investing activities                                         (163,024)           (145,783)
                                                                     --------------     ---------------

FINANCING ACTIVITIES
--------------------
    Borrowings of long-term debt, net of financing costs                    195,131                   -
    Repayments of long-term debt                                             (4,448)             (5,272)
    Dividends paid                                                          (13,185)            (12,692)
    Stock transactions under incentive plans                                 17,265              13,999
                                                                     --------------     ---------------
Net cash from financing activities                                          194,763              (3,965)
                                                                     --------------     ---------------

Net change in cash and cash equivalents                                      29,758             (86,136)
Cash and cash equivalents, beginning of period                              179,155             210,323
                                                                     --------------     ---------------

Cash and cash equivalents, end of period                             $      208,913     $       124,187
                                                                     ==============     ===============

Supplemental cash flow Information:
    Interest paid                                                    $       18,285     $        20,871
                                                                     ==============     ===============
    Income taxes paid (refunded), net                                $        9,018     $        40,746
                                                                     ==============     ===============

Significant non-cash investing and financing activities:
    Issuance of stock for acquisitions                               $            -     $        11,891
                                                                     ==============     ===============

                                     -MORE-

                                     [logo]

                                    KELLWOOD

ADD SIX

NOTE REGARDING DISCONTINUED OPERATIONS
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

On October 30, 2003, the Company finalized an agreement to sell their domestic and European hosiery (Hosiery) operations for $7,500 plus reimbursement of $2,800 for costs incurred by the Company in connection with the closure of certain facilities. In addition, during the fourth quarter of 2003, the Company decided to discontinue their True Beauty by Emme(R) (True Beauty) operations. This included the termination of the related license agreement before its expiration. The operations of True Beauty ceased in the fourth quarter of 2003. Accordingly, both the Hosiery and True Beauty businesses have been accounted for as discontinued operations. As such, their operating results and assets and liabilities are segregated in the accompanying condensed consolidated statement of earnings and condensed consolidated balance sheet. Prior to being classified as discontinued, the Hosiery operations were included in the Men's Sportswear segment, and True Beauty was included in the Women's Sportswear segment.

For the three and nine months ended October 30, 2004, there was no operating activity for the discontinued operations. For the three and nine months ended November 1, 2003, the operating results for the discontinued Hosiery and True Beauty businesses are as follows:

                                              Three months ended                         Nine months ended
                                               November 1, 2003                          November 1, 2003
                                      ------------------------------------   ---------------------------------------
                                       Hosiery    True Beauty     Total         Hosiery      True Beauty    Total
                                      ----------   ----------   ----------   -----------  -------------   ----------
Net sales                             $   13,558   $    1,627   $   15,185   $   42,760   $       7,229   $   49,989
                                      ==========   ==========   ==========   ==========   =============   ==========
Earnings (loss) before income taxes         (244)        (665)        (909)      (1,916)         (1,248)      (3,164)
Income taxes                                 (78)        (212)        (290)        (671)           (415)      (1,086)
                                      ----------   ----------   ----------   -----------  -------------   ----------
Net earnings (loss)                   $     (166)  $     (453)  $     (619)  $   (1,245)  $        (833)  $   (2,078)
                                      ==========   ==========   ==========   ==========   =============   ==========

FINANCIAL CONTACT:
Roger D. Joseph, VP Treasurer & IR, Kellwood Co., 314.576.3437, Fax 314.576.3325 or roger_joseph@kellwood.com.
W. Lee Capps III, Executive VP Finance & CFO, Kellwood Co., 314.576.3486, Fax
314.576.3439 or wlc@kellwood.com.


MEDIA CONTACT:
Donna Weaver, VP Corp. Comm., Kellwood Co., 212.329.8072, Fax 212.329.8073 or donna_weaver@kellwood.com.

                                       ###